UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On December 16, 2019 Zander Therapeutics, Inc. (“Zander”), KCL Therapeutics, Inc. (“KCL”) and Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) whereby:

1)	Zander shall return for cancellation 194,285,714 shares of the Series A Preferred stock of Regen (“Conversion Shares”) acquired by Zander through conversion of $340,000 of principal indebtedness of a $350,000 convertible note payable issued by Regen to Zander. Subsequent to this event the principal amount due to Zander by Regen pursuant to the Convertible Note shall be $350,000 which shall be applied pursuant to the Agreement.
2)	A $35,000 one time charge due to Zander by Regen (“One Time Charge”) shall be applied pursuant to the Agreement.
3)	$75,900 of principal indebtedness due to Regen by Zander and $4,328 of accrued but unpaid interest due by Regen to Zander shall be applied pursuant to the Agreement.

The Agreement defines the aggregate of $350,000 pf principal indebtedness due pursuant to the Convertible Note, the One Time Charge, $75,900 of principal indebtedness due to Regen by Zander and $4,328 of accrued but unpaid interest due by Regen to Zander as the Aggregate Debt of which

(a)$42,000 of the Aggregate Debt shall be applied against past due payments payable by Zander pursuant to that June 23, 2015 agreement , as amended, (“License Agreement”) whereby Regen granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years.

(b) $423,228 of the Aggregate Debt shall be a prepayment of payments payable by Zander pursuant to the License Agreement.

The Aggregate Debt shall be applied to past due and upcoming annual License Agreement Payments as follows:

2019	$42,000 USD
2020	$110,000 USD
2021	$110,000 USD
2022	$110,000 USD
2023	$93,228 USD
Total	$465,228 USD

annual License Agreement Payments consist of:

(a)	an annual non-refundable payment of $100,000 and
(b)	a minimum royalty of $10,000

In the event that for any reason other than as a result of deliberate action by either of:

(a)	Regen
(b)	a subsidiary ( wholly or partially owned) of Regen
(c)	an agent of Regen
(d)	KCL
(e)	a subsidiary ( wholly or partially owned) of KCL
(f)	an agent of KCL

Zander’s rights or privileges pursuant to the License Agreement are diminished or impaired then, upon written demand by Zander, Regen and KCL shall become jointly and severally liable to Zander for an amount in cash equal to that portion of the Aggregate Debt which constitutes prepayments of License Agreement Payments which have not yet become due.

In the event that as a result of deliberate action by either of:

(a)	Regen
(b)	a subsidiary ( wholly or partially owned) of Regen
(c)	an agent of Regen
(d)	KCL
(e)	a subsidiary ( wholly or partially owned) of KCL
(f)	an agent of KCL

Zander’s rights or privileges pursuant to the License Agreement are diminished or impaired then, upon written demand by Zander, Regen and KCL shall become jointly and severally liable to Zander for an amount in cash equal to the sum of:

(a)	the total Aggregate Debt of $465,228
(b)	simple interest on the Aggregate Debt of 10% per annum to be calculated from the effective date of this Agreement to the date of actual payment pursuant to this Section 5
(c)	a penalty payment of $ $150,000.

On December 17, 2018 Regen, KCL and Zander entered into a License Assignment And Consent agreement whereby Regen transferred and assigned to KCL all rights, duties, and obligations of Regen under the License Agreement and KCL agreed to assume such duties and obligations thereunder and be bound to the terms of the License Agreement with respect thereto. KCL is a wholly owned subsidiary of Regen and Regen acknowledges that Regen will benefit from any payments made to KCL.

The foregoing description of the abovementioned Agreement is not complete and is qualified in its entirety by reference to the text of the abovementioned agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference. Regen, KCL and Zander are under common control. David Koos serves as Chief Executive Officer and Chairman of the Board of Zander, Regen and KCL. Todd S. Caven serves as Chief Financial Officer and is a Director of Zander, Regen and KCL.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	AGREEMENT

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: December 16, 2019	By: /s/ David Koos
David Koos
Chief Executive Officer

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